Exhibit 99




                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549



                                     FORM  11-K



                     Annual Report Pursuant to Section 15(d) of
                         THE SECURITIES EXCHANGE ACT OF 1934



                     For the fiscal year ended December 31, 1997



                    COMPUTRAC, INC. EMPLOYEE STOCK PURCHASE PLAN
                  1991 COMPUTRAC, INC. EMPLOYEE STOCK PURCHASE PLAN



                              (Full title of the plans)



                                   COMPUTRAC, INC.



            (Name of issuer of the securities held pursuant to the plans)



            COMPUTRAC, INC., 222 MUNICIPAL DRIVE, RICHARDSON, TEXAS 75080



                       (Address of principal executive office)

       Item 1.   Changes in the Plans

                 There were no material changes in the provisions of the plans during the year ended December 31, 1997.


       Item 2.   Changes in Investment Policies

                 There were no changes in the investment policies of the plans during the year ended December 31, 1997.


       Item 3.   Contributions Under the Plans

                 The Company's contributions are not discretionary and are a specified percentage of the employee's contributions.


       Item 4.   Participating Employees

                 There were 11 participating employees as of December 31, 1997.


       Item 5.   Administration of the Plans

                 (a) The plans are administered by a committee designated by the Board of Directors and composed of the following members:


       Name and Address      Position     Position with Issuer

       Harry W. Margolis     Member       Chairman of the Board
       222 Municipal Drive                   and Director
       Richardson, TX  75080

       Cheri L. White        Member       Vice President of Finance
       222 Municipal Drive
       Richardson, TX  75080


                 (b) No member of the committee received any compensation from the plans during the year ended December 31, 1997.

       Item 6.   Custodian of Investments

                 (a) Alliance Trust Company is the custodian of investments. The address of Alliance is, 4835 LBJ Freeway, Suite 632, Dallas, Texas 75244.

                 (b) The plans paid no compensation to the custodian for service in any capacity for the year ended December 31, 1997.


       Item 7.   Reports to Participating Employees

                 During the year ended December 31, 1997, the plans provided participants with a quarterly statement of activity, as well as an annual report of the individual account activity.


       Item 8.   Investment of Funds

                 No substantial part of the assets of the plans are invested in securities other than the Registrant's.


       Item 9.   Financial Statements and Exhibits

                 (a)  Financial Statements:


                                                              Page

                 Statements of Net Assets Available for Plan
                    Benefits - December 31, 1997 and 1996      4
                 Statement of Changes in Net Assets Available
                    for Plan Benefits for the three years ended
                    December 31, 1997                          5
                 Notes to Financial Statements                 6

            (b)  Exhibits:

                 None

                                   COMPUTRAC, INC.

                            EMPLOYEE STOCK PURCHASE PLANS

                 Statement of Net Assets Available for Plan Benefits
                                     (unaudited)

                                                          December 31,
                                                     ----------------------
                                                       1997          1996
                                                     ---------    ---------
          Assets:

          Cash                                     $         2   $       18

          Common stock of CompuTrac, Inc., 15,575
            and 19,993 shares in 1997 and 1996,
            respectively, at market, cost was
            $30,643 and $50,681, respectively           13,628       42,485
                                                     ---------    ---------

                    Total assets                        13,630       42,503


          Liabilities:

          Common stock purchases payable                 6,865       10,164
                                                     ---------    ---------
                    Total liabilities                    6,865       10,164
                                                     ---------    ---------
          Net assets available for plan
          benefits                                 $     6,765   $   32,339
                                                     =========     ========






       See accompanying notes to financial statements.

                                   COMPUTRAC, INC.

                            EMPLOYEE STOCK PURCHASE PLANS

           Statement of Changes in Net Assets Available for Plan Benefits
                                     (unaudited)

                                                         December 31,
                                               --------------------------------
                                                 1997        1996        1995
                                               --------    --------     -------
       Net assets available for plan
          benefits, January 1                $   32,339   $ 172,599   $  27,118

       Additions:

          Employer cash contributions            21,191      30,238      37,038

          Employee cash contributions            63,635      90,793     111,125

          Other miscellaneous receipts                1          21         867

          Unrealized (depreciation)
            appreciation of common stock
            of CompuTrac, Inc.                 (52,517)    (20,733)     165,961
                                               --------    --------     -------
          Total additions                        32,310     100,319     314,991
                                               --------    --------     -------

       Deductions:

          Distributions to participants          57,873     236,238     169,510

          Other distributions                        11       4,341           0
                                               --------    --------     -------
          Total deductions                       57,884     240,579     169,510
                                               --------    --------     -------
       Net assets available for plan
          benefits, December 31              $    6,765   $  32,339   $ 172,599
                                               ========    ========     =======




       See accompanying notes to financial statements.


                                   COMPUTRAC, INC.

                            EMPLOYEE STOCK PURCHASE PLANS

                            NOTES TO FINANCIAL STATEMENTS


       NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       (A) CompuTrac, Inc. (the "Company") established the Employee Stock Purchase Plans to provide its employees with an employee benefit plan whereby its employees can participate in the equity and growth of the Company.

       (B) The investment in common stock of the Company is stated at market value based upon the closing sales prices as transacted on the American Stock Exchange. Such closing price was $.875 and $2.125 per share at December 31, 1997 and 1996, respectively.

       (C) The financial statements have been prepared on the accrual basis of accounting.

       NOTE 2 - THE PLANS:

            The Company's Board of Directors adopted the CompuTrac, Inc. Employee Stock Purchase Plan in December 1985 and in May 1991, adopted the CompuTrac, Inc. 1991 Employee Stock Purchase Plan. The Company reserved 300,000 and 500,000 shares of its Common Stock for purchase by its employees pursuant to the terms of the plans, respectively. Under the plans, eligible participating employees of the Company can purchase Common Stock from the Company through salary withholding. The plans are not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor are they intended to qualify for special tax treatment under Section 401 (a) of the Internal Revenue Code. The Company filed Registration Statements in January 1986, and May 1991 and August 1995 covering stock that can be purchased under the plans.

            Each participating employee may elect to have an amount up to, but not in excess of, 10% of his or her regular salary or wages withheld for the purpose of purchasing the Company's Common Stock. On each monthly stock purchase date, the Company contributes to each participating employee's account an amount equal to 33 1/3% of the aggregate contributions of such participant since the immediately preceding stock purchase date, and funds then accumulated in the participant's account, including the Company's contribution, are used to purchase authorized but unissued shares of the Common Stock of the Company. Any funds remaining in the participant's account after the purchase of the maximum number of full shares of Common Stock are retained in the participant's account and treated as part of the accumulation for the next succeeding calendar month.

            The purchase price of the Common Stock purchased pursuant to the plans is the lesser of the average of the closing sales prices during the preceding calendar month or the average of the closing sales prices for the last five trading days preceding the stock purchase date. No fees, commissions, or other charges are paid by, or otherwise charged to, the participants or their accounts in connection with the purchase of Common Stock under the plans. All expenses of administering the plans are paid by the Company.

            All Common Stock of the Company purchased by the participating employees pursuant to the plans may be voted by the employee or as directed by the employee.

            The Employee Stock Purchase Plans do not discriminate, in scope, terms, or operation, in favor of officers or directors of the Company and are available, subject to the eligibility rules of the plans, to all employees of the Company on the same basis.

       NOTE 3 - FEDERAL INCOME TAXES:

            The Employee Stock Purchase Plans are not subject to federal income taxes. Under current federal income tax law, the difference between the fair market value of the shares acquired under the plans, and the amount contributed by the employee is treated as ordinary income to the employee for federal income tax purposes. Accordingly, the Company withholds all applicable taxes from the participating employee's salary. The fair market value of the shares is determined as of the stock purchase date. The plans are not intended to qualify for special tax treatment under Section 401 (a) of the Internal Revenue Code.

                                     SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused this annual report to be signed by the undersigned, thereunto duly authorized.

                    COMPUTRAC, INC. EMPLOYEE STOCK PURCHASE PLAN
                  1991 COMPUTRAC, INC. EMPLOYEE STOCK PURCHASE PLAN


                      By: ______________________________
                                Cheri L. White
                            Vice President of Finance
                            Date:  April 28, 1998